Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-235369) of Navios Maritime Acquisition Corporation of our report dated April 19, 2019 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

March 6, 2020